Exhibit 99.1

             Geron Corporation Reports 2003 First Quarter
                     Financial Results and Events


    MENLO PARK, Calif.--(BUSINESS WIRE)--April 30, 2003--Geron Corporation (Nasdaq:GERN) today reported financial results for the three months ended March 31, 2003.
    For the first quarter of 2003, the company reported operating revenue of $262,000 and operating expenses of $8.3 million compared to $626,000 and $11.8 million, respectively, for the comparable period in 2002. Net loss for the period was $7.9 million or $(0.32) per share compared to $10.5 million or $(0.43) per share for the comparable period in 2002.
    Revenues for the first quarter of 2003 represented reimbursement for consulting agreements with various biotechnology companies, royalty revenues under various license agreements with companies for sales of telomerase-based diagnostic kits, shared profits from sales of reagent research products, and license fee revenues recognized from sublicense agreements or license option agreements with various companies for nuclear transfer and telomerase promoter technology. Revenues for the first quarter 2002 also included the final payment for the research phase under a collaborative agreement with Kyowa Hakko.
    The decline in operating expenses reflected reduced personnel-related costs associated with restructurings in June 2002 and January 2003. Also in March 2002, the company acquired patents relating to oligonucleotides containing phosphoramidate backbone linkages from Lynx Therapeutics, Inc. for $2.5 million in a combination of cash and stock. The company expects its reduced operating costs to absorb a portion of the potential increases in expenses related to manufacturing and testing of GRN163, Geron's telomerase inhibitor drug.

    First Quarter 2003 Highlights:

    -- Oncogene published results that provide additional support for the potential utility of telomerase inhibitor drugs in cancer therapy. The results of the study build on previously published evidence that telomerase-expressing tumor cells have enhanced genomic stability and resistance to DNA damage-induced cell death. The results of this study suggest that telomerase inhibition will sensitize cancer cells to a broad range of anti-cancer drugs and radiation that act by causing DNA damage. Moreover, these effects should occur in tumors regardless of their telomere length.

    -- The U.S. Patent Office issued Geron a patent covering the use of hepatocytes derived from human embryonic stem cells (hESCs) for drug screening.

    -- Geron researchers announced new research data showing that hESCs can be used to produce hematopoietic (blood-forming) cells at efficiencies comparable to human cord blood and mobilized peripheral blood. These hESC-derived hematopoietic cells not only have potential application in hematopoietic transplantation therapies, but also could be used to prevent immune rejection of transplanted cells derived from hESCs, thereby potentially eliminating the need for immunosuppressive drugs or nuclear transfer technologies.

    -- The company prioritized internal resources to concentrate on the continued development of Geron's lead anti-cancer product, GRN163, and regenerative medicine products based on hESCs.

    -- Journal of Virology published results from a research study demonstrating the potential therapeutic benefit of activating telomerase in HIV-specific immune cells to increase their lifespan and to augment their antiviral activities. The data provide a rationale for a telomerase activation approach to AIDS therapy.

    -- The Australian Patent Office granted Geron two patents for the fundamental nuclear transfer technology that was first invented at the Roslin Institute and is now used worldwide for the cloning of animals. Both patents were challenged by Monash University and the Dairy Research & Development Corporation. However, one opposition was withdrawn after Geron and Roslin filed evidence rebutting arguments made by the opponents, and the second was withdrawn shortly thereafter.

    -- A non-exclusive license was granted to PanCel Corporation to utilize Geron's human telomerase reverse transcriptase (hTERT) technology for the replicative immortalization of human pancreatic islet cells.

    -- Cancer Gene Therapy published research results that support the potential utility of telomerase for widespread applications in cancer immunotherapy. These findings show that telomerase vaccination could potentially be used in all cancer patients, even those with tumors that do not express any known tumor-associated antigens. These results support the potential use of telomerase as a universal cancer vaccine administered directly to cancer patients in order to induce a strong and specific anti-telomerase immune response in which the patients own lymphocytes recognize and kill telomerase-expressing cancer cells. A Phase 1 study of Geron's ex-vivo telomerase vaccine is currently underway in patients with metastatic prostate cancer at Duke University Medical Center.

    Geron is a biopharmaceutical company focused on developing and commercializing therapeutic and diagnostic products for applications in oncology and regenerative medicine, and research tools for drug discovery. Geron's product development programs are based upon three patented core technologies: telomerase, human embryonic stem cells and nuclear transfer.

    This news release may contain forward-looking statements made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements in this press release regarding future financial results of Geron Corporation and potential applications of Geron's technologies constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks inherent in the development and commercialization of potential products and need for future capital. Actual results may differ materially from the results anticipated in these forward-looking statements. Additional information on potential factors that could affect our results and other risks and uncertainties are detailed from time to time in Geron's periodic reports, including the quarterly report on Form 10-Q for the quarter ended March 31, 2003.

    Additional information about the company can be obtained at http://www.geron.com.


                           GERON CORPORATION
            CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                              (UNAUDITED)

                                               THREE MONTHS ENDED
                                                    MARCH 31,
(In thousands, except share and                    2003          2002
 per share amounts)                        ------------- -------------

Revenues from collaborative agreements              $36          $515
License fees and royalties                          226           111
                                           ------------- -------------
   Total revenues                                   262           626

Operating expenses:
  Research and development                        6,964        10,164
  General and administrative                      1,342         1,596
                                           ------------- -------------
    Total operating expenses                      8,306        11,760
                                           ------------- -------------
Loss from operations                             (8,044)      (11,134)

Interest and other income                           276           871
Interest and other expense                         (164)         (212)
                                           ------------- -------------
Net loss                                        $(7,932)     $(10,475)
                                           ============= =============

Basic and diluted net loss per share             $(0.32)       $(0.43)
                                           ============= =============
Weighted average shares used in
 calculation
   of basic and diluted net loss per share   24,935,574    24,490,391
                                           ============= =============



                 CONDENSED CONSOLIDATED BALANCE SHEETS

                                              MARCH 31,   DECEMBER 31,
(In thousands)                                    2003         2002
                                             ------------ ------------
                                             (Unaudited)    (Note 1)
Current assets:
  Cash, restricted cash and cash equivalents      $7,619       $5,134
  Marketable securities                           31,919       42,383
  Interest and other receivables                     354          704
  Other current assets                             3,723        2,548
                                             ------------ ------------
Total current assets                              43,615       50,769

Property and equipment, net                        2,167        2,444
Deposits and other assets                            762          772
Intangible assets                                  5,967        6,684
                                             ------------ ------------
                                                 $52,511      $60,669
                                             ============ ============

Current liabilities                                8,496        9,383
Noncurrent liabilities                            20,756       21,545
Stockholders' equity                              23,259       29,741
                                             ------------ ------------
                                                 $52,511      $60,669
                                             ============ ============

Note 1: Derived from audited financial statements included in the Company's Annual Report on Form 10-K, filed with the SEC.


    CONTACT: Geron Corporation
             Olivia Bloom, 650/473-7765